Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Fourth Quarter and Full-Year 2025 Results; Issues First Quarter and Full-Year 2026 Outlook

•Full-Year 2025 Results Outperform Expectations on Revenue and Earnings Per Share
•Strong Cash Flow Enabled Repurchase of 6.5 Million Shares for $577 Million in 2025
•Expects to Deliver Earnings Per Share Growth in Full-Year 2026
___________________________________________________________________________

BROOMFIELD, COLORADO — February 12, 2026 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its fourth quarter and full-year 2025 financial results.

“We ended 2025 on a strong note with a better-than-expected Holiday quarter. For the year, revenue exceeded $4 billion, led by low-double digit international growth for the Crocs Brand. At the same time, we accelerated our strategic actions to strengthen the long-term health of both the Crocs and HEYDUDE brands. Our powerful value creation model drove operating cash flow of approximately $700 million which enabled us to return shareholder value as we repurchased approximately 10% of our shares outstanding, and paid down $128 million of debt,” said Andrew Rees, Chief Executive Officer.

Mr. Rees continued, “We enter 2026 with greater confidence around our growth engines which are diversified across channels, geographies, brands, and product categories. We have identified and actioned $100 million of cost savings in 2026 aimed at driving greater efficiency while providing the flexibility to continue to invest behind our brands and deepen our connection with consumers.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts is contained in the schedules below.

Fourth Quarter 2025 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $958 million, a decrease of 3.2%, or 4.2% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 4.7%, or 3.6% on a constant currency basis. Wholesale revenues decreased 14.5%, or 15.5% on a constant currency basis.
•Gross margin was 54.7% compared to 57.9%. Adjusted gross margin decreased 320 basis points to 54.7% compared to 57.9%.
•Selling, general, and administrative expenses (“SG&A”) of $377 million increased 1.1% from $373 million, and represented 39.4% of revenues compared to 37.7%. Adjusted SG&A of $363 million decreased 2.7% from $373 million, and represented 37.9% of revenues compared to 37.7%.
•Income from operations of $146 million decreased 26.8% from $200 million, resulting in operating margin of 15.3% compared to 20.2%. Adjusted income from operations of $161 million decreased 19.7% from $200 million, resulting in adjusted operating margin of 16.8% compared to 20.2%.
•Diluted earnings per share of $2.03 decreased 68.1% from diluted earnings per share of $6.36. Adjusted diluted earnings per share of $2.29 decreased 9.1% from $2.52.

•During the quarter, we repurchased approximately 2.2 million shares for $180 million at an average share price of $83.63. We repaid $90 million of debt.

2025 Operating Results (Compared to Last Year)

•Consolidated revenues were $4,041 million, a decrease of 1.5%, or 1.7% on a constant currency basis. DTC revenues grew 3.3%, or 2.9% on a constant currency basis. Wholesale revenues decreased 6.2%, or 6.2% on a constant currency basis.
•Gross margin was 58.3% compared to 58.8%. Adjusted gross margin decreased 50 basis points to 58.3% compared to 58.8%.
•SG&A of $2,208 million increased 59.0% from $1,388 million, and represented 54.6% of revenues compared to 33.8%. The increase in SG&A is largely driven by non-cash impairment charges related to the indefinite-lived HEYDUDE trademark and HEYDUDE Brand reporting unit goodwill of $430 million and $307 million, respectively, during the three months ended June 30, 2025. Adjusted SG&A of $1,456 million increased 6.8% from $1,363 million, and represented 36.0% of revenues compared to 33.2%.
•Income from operations of $150 million decreased 85.4% from $1,022 million, resulting in operating margin of 3.7% compared to 24.9%. The decline is driven by asset impairments, as described above. Adjusted income from operations of $901 million decreased 14.2% from $1,050 million, resulting in adjusted operating margin of 22.3% compared to 25.6%.
•Diluted loss per share of $1.50 decreased 109.4% from diluted earnings per share of $15.88. The loss per share is driven by asset impairments, as described above. Adjusted diluted earnings per share of $12.51 decreased 5.0% from $13.17, which excludes non-GAAP adjustments.
•During the year, we repaid $128 million of debt. We repurchased approximately 6.5 million shares for $577 million at an average share price of $88.68, and at year-end, $747 million of share repurchase authorization remained available for future repurchases.

Fourth Quarter 2025 Brand Summary (Compared to the Same Period Last Year)

•Crocs Brand: Revenues increased 0.8% to $768 million, or decreased 0.4% on a constant currency basis.
◦Channel
▪DTC revenues increased 6.1% to $475 million, or 4.8% on a constant currency basis.
▪Wholesale revenues decreased 6.7% to $294 million, or 7.7% on a constant currency basis.
◦Geography
▪North America revenues decreased 7.4% to $436 million.
▪International revenues increased 14.1% to $332 million, or 11.0% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 16.9% to $189 million, or 17.5% on a constant currency basis.
◦Channel
▪DTC revenues were flat at $133 million.
▪Wholesale revenues decreased 40.5% to $56 million, or 41.7% on a constant currency basis.

2025 Brand Summary (Compared to the Last Year)

•Crocs Brand: Revenues increased 1.5% to $3,326 million, or 1.3% on a constant currency basis.
◦Channel
▪DTC revenues increased 3.4% to $1,726 million, or 2.9% on a constant currency basis.
▪Wholesale revenues decreased 0.5% to $1,599 million, or 0.5% on a constant currency basis.
◦Geography
▪North America revenues decreased 6.8% to $1,710 million, or 6.7% on a constant currency basis.

▪International revenues increased 11.9% to $1,616 million, or 11.2% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 13.3% to $715 million, or 13.5% on a constant currency basis.
◦Channel
▪DTC revenues increased 2.9% to $379 million, or 2.8% on a constant currency basis.
▪Wholesale revenues decreased 26.3% to $336 million, or 26.5% on a constant currency basis.

Balance Sheet and Cash Flow (December 31, 2025 as compared to December 31, 2024)

•Cash and cash equivalents were $130 million compared to $180 million.
•Inventories were $369 million compared to $356 million.
•Total borrowings were $1,231 million compared to $1,349 million.
•Capital expenditures were $51 million compared to $69 million.

Financial Outlook

First Quarter 2026
For the first quarter of 2026, we expect:
•Revenues to be down approximately 5.5% to 3.5% to the first quarter of 2025, at currency rates as of February 9, 2026.
◦Crocs Brand to be down approximately low-single-digits to the first quarter of 2025.
◦HEYDUDE Brand to be down approximately 18% to 15% to the first quarter of 2025.
•Adjusted operating margin to be approximately 21.5%.
•Adjusted diluted earnings per share to be in the range of $2.67 to $2.77.

Full-Year 2026
For 2026, we expect:
•Revenues to be down approximately 1% to up slightly compared to full-year 2025, at currency rates as of February 9, 2026.
◦Crocs Brand to be approximately flat to up 2% compared to full-year 2025.
◦HEYDUDE Brand to be down approximately 9% to 7% compared to full-year 2025.
•Non-GAAP adjustments to be approximately $25 million primarily associated with supply chain optimization and other cost savings efficiencies.
•Adjusted operating margin to expand modestly from 22.3%.
•GAAP effective tax rate to be approximately 23% and adjusted effective tax rate to be approximately 18%.
•Adjusted diluted earnings per share to be in the range of $12.88 to $13.35. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures of $70 million to $80 million.

Conference Call Information

A conference call to discuss fourth quarter and full-year results is scheduled for today, Thursday, February 12, 2026, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through February 12, 2027, at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding future financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include the factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of February 12, 2026. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$957,640	$989,773	$4,040,647	$4,102,108
Cost of sales	433,978	416,847	1,683,592	1,691,850
Gross profit	523,662	572,926	2,357,055	2,410,258
Selling, general and administrative expenses	377,265	373,011	2,207,540	1,388,347
Income from operations	146,397	199,915	149,515	1,021,911
Foreign currency gains (losses), net	1,579	(2,849)	9,843	(6,777)
Interest income	609	576	1,844	3,484
Interest expense	(21,287)	(23,337)	(88,287)	(109,264)
Other income (expense), net	(80)	929	63	1,231
Income before income taxes	127,218	175,234	72,978	910,585
Income tax expense (benefit)	22,053	(193,675)	154,176	(39,486)
Net income (loss)	$105,165	$368,909	$(81,198)	$950,071
Net income (loss) per common share:
Basic	$2.05	$6.40	$(1.50)	$16.00
Diluted	$2.03	$6.36	$(1.50)	$15.88
Weighted average common shares outstanding:
Basic	51,356	57,615	54,208	59,381
Diluted	51,736	58,027	54,208	59,832

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$130,354	$180,485
Accounts receivable, net of allowances of $28,136 and $31,579, respectively	278,191	257,657
Inventories	368,687	356,254
Income taxes receivable	32,782	4,046
Other receivables	22,082	22,204
Prepaid expenses and other assets	53,787	51,623
Total current assets	885,883	872,269
Property and equipment, net	238,191	244,335
Intangible assets, net	1,324,680	1,777,080
Goodwill	404,689	711,491
Deferred tax assets, net	935,054	872,350
Restricted cash	3,557	3,193
Right-of-use assets	338,669	307,228
Other assets	44,027	24,207
Total assets	$4,174,750	$4,812,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$266,090	$264,901
Accrued expenses and other liabilities	300,959	298,068
Income taxes payable	47,308	108,688
Current operating lease liabilities	85,772	68,551
Total current liabilities	700,129	740,208
Deferred tax liabilities, net	882	4,086
Long-term income taxes payable	649,057	595,434
Long-term borrowings	1,230,885	1,349,339
Long-term operating lease liabilities	297,192	283,406
Other liabilities	3,322	3,948
Total liabilities	2,881,467	2,976,421
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 110.7 million and 110.4 million issued, 50.2 million and 56.5 million shares outstanding, respectively	111	110
Treasury stock, at cost, 60.5 million and 53.9 million shares, respectively	(3,040,416)	(2,453,473)
Additional paid-in capital	896,605	859,904
Retained earnings	3,480,638	3,561,836
Accumulated other comprehensive loss	(43,655)	(132,645)
Total stockholders’ equity	1,293,283	1,835,732
Total liabilities and stockholders’ equity	$4,174,750	$4,812,153

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(81,198)	$950,071
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	79,282	69,840
Operating lease cost	104,313	85,130
Inventory donations	871	812
Provision for (recovery of) doubtful accounts, net	(190)	1,352
Share-based compensation	36,701	33,053
Asset impairments	738,115	24,081
Deferred taxes	47,093	(254,454)
Other non-cash items (1)	5,931	14,171
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(6,169)	42,587
Inventories	(13,842)	22,055
Prepaid expenses and other assets	(22,317)	(13,892)
Accounts payable	709	3,951
Accrued expenses and other liabilities	524	9,971
Right-of-use assets and operating lease liabilities	(105,293)	(88,772)
Income taxes	(74,099)	92,530
Cash provided by operating activities	710,431	992,486
Cash flows from investing activities:
Purchases of property, equipment, and software	(51,231)	(69,347)
Cash used in investing activities	(51,231)	(69,347)
Cash flows from financing activities:
Proceeds from bank borrowings	819,000	102,156
Repayments of bank borrowings	(947,000)	(425,405)
Repurchases of common stock, including excise taxes paid	(582,320)	(552,451)
Repurchases of common stock for tax withholding	(4,245)	(8,239)
Other (1)	—	(2,109)
Cash used in financing activities	(714,565)	(886,048)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,598	(6,510)
Net change in cash, cash equivalents, and restricted cash	(49,767)	30,581
Cash, cash equivalents, and restricted cash — beginning of year	183,678	153,097
Cash, cash equivalents, and restricted cash — end of year	$133,911	$183,678
(1) Amounts for the twelve months ended December 31, 2024, have been reclassified to conform to current period presentation.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “Free cash flow.” We also present a long-term target for ‘Net leverage.’ Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences. The calculation of our non-GAAP financial metrics may vary from company to company. As a result, our calculation of these metrics may not be comparable to similarly titled metrics used by other companies.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations that are expected to be non-recurring in nature, such as impairment charges.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Net leverage is a useful performance measure for investors because it provides a measure of our financial strength and liquidity.

Free cash flow is calculated as ‘Cash provided by operating activities’ less ‘Purchases of property, equipment, and software.’ Management believes free cash flow is useful for investors because it provides a clear measure of our ability to generate cash for discretionary uses such as funding growth opportunities, repurchasing shares, and reducing debt.

For the three and twelve months ended December 31, 2025, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$957,640	$989,773	$4,040,647	$4,102,108

GAAP gross profit	$523,662	$572,926	$2,357,055	$2,410,258
Distribution centers (1)	—	—	—	3,242
Non-GAAP gross profit	$523,662	$572,926	$2,357,055	$2,413,500

GAAP gross margin	54.7%	57.9%	58.3%	58.8%
Non-GAAP gross margin	54.7%	57.9%	58.3%	58.8%
(1) During the twelve months ended December 31, 2024, adjustments primarily relate to costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$957,640	$989,773	$4,040,647	$4,102,108

GAAP selling, general and administrative expenses	$377,265	$373,011	$2,207,540	$1,388,347
Impairment of indefinite-lived trademark (1)	—	—	(430,000)	—
Impairment of goodwill (2)	—	—	(307,000)	—
Impairment related to information technology systems (3)	—	—	—	(18,172)
Severance costs (4)	(13,420)		(13,420)
Impairment related to distribution centers (5)	—	—	—	(6,933)
Other	(732)	—	(732)	—
Total adjustments	(14,152)	—	(751,152)	(25,105)
Non-GAAP selling, general and administrative expenses (6)	$363,113	$373,011	$1,456,388	$1,363,242

GAAP selling, general and administrative expenses as a percent of revenues	39.4%	37.7%	54.6%	33.8%
Non-GAAP selling, general and administrative expenses as a percent of revenues	37.9%	37.7%	36.0%	33.2%
(1) Represents an impairment of the HEYDUDE indefinite-lived trademark.
(2) Represents an impairment of the HEYDUDE Brand reporting unit goodwill.
(3) Represents an impairment of information technology systems related to the HEYDUDE integration.
(4) Represents operational workforce reduction charges incurred in connection with cost savings initiatives.
(5) Primarily represents an impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada, associated with our move to our new distribution center and an impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(6) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$957,640	$989,773	$4,040,647	$4,102,108

GAAP income from operations	$146,397	$199,915	$149,515	$1,021,911
Non-GAAP gross profit adjustments (1)	—	—	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	14,152	—	751,152	25,105
Non-GAAP income from operations	$160,549	$199,915	$900,667	$1,050,258

GAAP operating margin	15.3%	20.2%	3.7%	24.9%
Non-GAAP operating margin	16.8%	20.2%	22.3%	25.6%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
GAAP income from operations	$146,397	$199,915	$149,515	$1,021,911
GAAP income before income taxes	127,218	175,234	72,978	910,585

Non-GAAP income from operations (1)	$160,549	$199,915	$900,667	$1,050,258
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	1,579	(2,849)	9,843	(6,777)
Interest income	609	576	1,844	3,484
Interest expense	(21,287)	(23,337)	(88,287)	(109,264)
Other income (expense), net	(80)	929	63	1,231
Non-GAAP income before income taxes	$141,370	$175,234	$824,130	$938,932

GAAP income tax expense	$22,053	$(193,675)	$154,176	$(39,486)
Tax effect of non-GAAP operating adjustments	3,484	(211)	33,426	6,929
Impact of intra-entity IP transactions (2)	(2,452)	222,117	(46,352)	182,785
Non-GAAP income tax expense	$23,085	$28,231	$141,250	$150,228

GAAP effective income tax rate	17.3%	(110.5)%	211.3%	(4.3)%
Non-GAAP effective income tax rate	16.3%	16.1%	17.1%	16.0%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transactions.

Non-GAAP net income per share reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
Numerator:
GAAP net income (loss)	$105,165	$368,909	$(81,198)	$950,071
Non-GAAP gross profit adjustments (1)	—	—	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	14,152	—	751,152	25,105
Non-GAAP other income adjustment	—	(842)	—	(842)
Tax effect of non-GAAP adjustments (3)	(1,032)	(221,906)	12,926	(189,714)
Non-GAAP net income	$118,285	$146,161	$682,880	$787,862
Denominator:
GAAP weighted average common shares outstanding - basic	51,356	57,615	54,208	59,381
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	380	412	—	451
GAAP weighted average common shares outstanding - diluted	51,736	58,027	54,208	59,832

GAAP weighted average common shares outstanding - basic			54,208
Plus: dilutive effect of stock options and unvested restricted stock units			371
Non-GAAP weighted average common shares outstanding - diluted			54,579

GAAP net income (loss) per common share:
Basic	$2.05	$6.40	$(1.50)	$16.00
Diluted	$2.03	$6.36	$(1.50)	$15.88

Non-GAAP net income per common share:
Basic	$2.30	$2.54	$12.60	$13.27
Diluted	$2.29	$2.52	$12.51	$13.17
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

Free cash flow reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Cash provided by operating activities	$252,530	$321,937	$710,431	$992,486
Purchases of property, equipment, and software	(6,111)	(18,490)	(51,231)	(69,347)
Free cash flow	$246,419	$303,447	$659,200	$923,139

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full-Year 2026:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	>21.7%
Non-GAAP adjustments (1)	0.6%
Non-GAAP operating margin	>22.3%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	23%
Non-GAAP adjustments (2)	(5)%
Non-GAAP effective tax rate	18%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$11.71 to $12.18
Non-GAAP adjustments (1)(2)	$1.17
Non-GAAP diluted earnings per share	$12.88 to $13.35
(1) During 2026, we expect to incur approximately $25 million of non-GAAP adjustments, primarily associated with supply chain optimization and other cost savings efficiencies.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the full-year 2026 impact of these transactions.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin” and “adjusted diluted earnings per share” represents non-GAAP financial measures that excludes or otherwise has been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full-year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the first quarter of 2026 without unreasonable efforts.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2025	2024	2025	2024	Q4 2025-2024	YTD 2025-2024	Q4 2025-2024	YTD 2025-2024
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$103,113	$128,084	$584,677	$644,511	(19.5)%	(9.3)%	(19.5)%	(9.1)%
Direct-to-consumer	333,169	342,893	1,124,958	1,188,911	(2.8)%	(5.4)%	(2.8)%	(5.3)%
Total North America (2)	436,282	470,977	1,709,635	1,833,422	(7.4)%	(6.8)%	(7.4)%	(6.7)%
International:
Wholesale	190,422	186,615	1,014,697	963,035	2.0%	5.4%	0.3%	5.4%
Direct-to-consumer	141,676	104,472	601,475	481,510	35.6%	24.9%	30.0%	22.9%
Total International	332,098	291,087	1,616,172	1,444,545	14.1%	11.9%	11.0%	11.2%
Total Crocs Brand	$768,380	$762,064	$3,325,807	$3,277,967	0.8%	1.5%	(0.4)%	1.3%

Crocs Brand:
Wholesale	$293,535	$314,699	$1,599,374	$1,607,546	(6.7)%	(0.5)%	(7.7)%	(0.5)%
Direct-to-consumer	474,845	447,365	1,726,433	1,670,421	6.1%	3.4%	4.8%	2.9%
Total Crocs Brand	768,380	762,064	3,325,807	3,277,967	0.8%	1.5%	(0.4)%	1.3%
HEYDUDE Brand:
Wholesale	56,470	94,872	336,325	456,472	(40.5)%	(26.3)%	(41.7)%	(26.5)%
Direct-to-consumer	132,790	132,837	378,515	367,669	—%	2.9%	(0.1)%	2.8%
Total HEYDUDE Brand (3)	189,260	227,709	714,840	824,141	(16.9)%	(13.3)%	(17.5)%	(13.5)%
Total consolidated revenues	$957,640	$989,773	$4,040,647	$4,102,108	(3.2)%	(1.5)%	(4.2)%	(1.7)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.